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                                                                   EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the heading "Experts" and to the incorporation by reference of our report dated February 5, 1999 with reference to our audit of the financial statements of Fotoball USA, Inc. as of December 31, 1998 and for the year then ended, in the Registration Statement on Form S-8 dated August 16, 1999.



                                                  /s/ HOLLANDER LUMER & CO. LLP

                                                      HOLLANDER LUMER & CO. LLP


Los Angeles, California
August 11, 1999